               CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS

                                       OF

   SERIES A CONVERTIBLE PREFERRED STOCK, SERIES B CONVERTIBLE PREFERRED STOCK
                   AND SERIES C-1 CONVERTIBLE PREFERRED STOCK

                                       OF

                              ONCURE MEDICAL CORP.

         ONCURE MEDICAL CORP., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"),

         DOES HEREBY CERTIFY:

         That pursuant to authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation") and pursuant to the provisions of ss.151 of the General Corporation Law of the State of Delaware, the Board, on June 27, 2003, unanimously adopted the following resolution providing for the designations, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions of the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C-1 Convertible Preferred Stock:

                  WHEREAS, the Certificate of Incorporation provides for two classes of stock known as common stock, $.001 par value per share ("Common Stock"), and preferred stock, $.001 par value per share ("Preferred Stock"); and

                  WHEREAS, the Board is authorized by the Certificate of Incorporation to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in such series and to fix the designations, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof,

                  NOW, THEREFORE, BE IT

                  RESOLVED, that the Board deems it advisable to, and hereby does, designate Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C-1 Convertible Preferred Stock and fixes and determines the rights, preferences, qualifications, limitations and restrictions relating to such Preferred Stock as follows:

         1. Number of Shares. Of the 1,000,000 authorized shares of Preferred Stock of the Corporation, 15,000 shares are hereby designated Series A Convertible Preferred Stock (the "Series A Preferred Stock"), 225,000 shares are hereby designated Series B Convertible Preferred Stock (the "Series B Preferred Stock") and 750,000 shares are hereby designated Series C-1 Convertible Preferred Stock (the "Series C-1 Preferred Stock"), and such shares shall have the rights, preferences, privileges and restrictions set forth in paragraphs 1A through 6 below. (Any references herein shall be construed, without more, as a reference to the specified paragraph within this Certificate of Designations.)

                  1A.   Voting; General. Except as may be otherwise provided in
these terms of the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action as shall equal the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible; provided, however, that each holder of Series C-1 Preferred Stock that holds one or more Series C-1 Warrants (defined below) shall be entitled to additional votes on each such action, which additional votes shall equal the number of shares of Common Stock (including fractions of a share) then issuable to such holder assuming the exercise of such Series C-1 Warrant or Series C-1 Warrants in full and the immediate conversion into Common Stock of all shares of Series C-1 Preferred Stock issuable upon such exercise of such Series C-1 Warrant or Series C-1 Warrants. For purposes hereof, "Series C-1 Warrants" refers to the warrants for the purchase of shares of Series C-1 Preferred Stock, which warrants are to be issued pursuant to the terms of (a) the Securities Purchase Agreement dated as of June 30, 2003 (the "Securities Purchase Agreement") among the Corporation, certain of its subsidiaries and Laurel Holdings II, L.L.C. ("Laurel Holdings") and (b) the Restructuring Agreement dated as of June 30, 2003 (the "Restructuring Agreement") among the Corporation and certain of its stockholders.

                  1B.   Board Size. The Corporation shall not, without the
written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series C-1 Preferred Stock, given in writing or by vote at a meeting, consenting or voting (as the case may be) separately as one class, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine (9).

                  1C.   Board Seats.

                       (a) For so long as at least 10% of the aggregate shares of Series B Preferred Stock issued by the Corporation remain outstanding, the holders of the Series B Preferred Stock (the "Series B Holders"), voting separately as one class, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock shall constitute a quorum of the Series B Preferred Stock for the election of directors to be elected solely by the holders of the Series B Preferred Stock. A vacancy in any directorship elected by the holders of the Series B Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Preferred Stock, consenting or voting, as the case may be, separately as one class. The directors to be elected by the holders of the Series B Preferred Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified. Notwithstanding the foregoing, the holders of the Series B Preferred Stock shall maintain the right provided hereunder with respect to the election of directors if the number of outstanding shares of Series B Preferred Stock decreases to less than 10% of the aggregate shares of Series B Preferred Stock issued by the Corporation as a result of a failure of the Corporation to fully redeem such shares of Series B Preferred Stock as required pursuant to Section 6 hereof.

                       (b) For so long as at least 10% of the aggregate shares of Series C-1 Preferred Stock issued by the Corporation remain outstanding, the holders of the Series C-1 Preferred Stock (the "Series C-1 Holders"), voting separately as one class, shall be entitled to elect five (5) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the then outstanding shares of Series C-1 Preferred Stock shall constitute a quorum of the Series C-1 Preferred Stock for the election of directors to be elected solely by the holders of the Series C-1 Preferred Stock. A vacancy in any directorship elected by the holders of the Series C-1 Preferred Stock shall be filled only by vote or written consent of the holders of the Series C-1 Preferred Stock, consenting or voting, as the case may be, separately as one class. The directors to be elected by the holders of the Series C-1 Preferred Stock, voting separately as one class, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified. Notwithstanding the foregoing, the holders of the Series C-1 Preferred Stock shall maintain the right provided hereunder with respect to the election of directors if the number of outstanding shares of Series C-1 Preferred Stock decreases to less than 10% of the aggregate shares of Series C-1 Preferred Stock issued by the Corporation as a result of a failure of the Corporation to fully redeem such shares of Series C-1 Preferred Stock as required pursuant to Section 6 hereof.

         2.       Dividends.


                  2A.  The holders of the Series A Preferred Stock (the
"Series A Holders"), the Series B Holders and the Series C-1 Holders shall be entitled to receive cumulative dividends on each outstanding share of Preferred Stock ("Cumulative Dividends"), which shall accrue on a daily basis at an annual rate equal to eight percent (8%) multiplied by $240.00 per share in the case of the Series A Preferred Stock, $45.90 per share in the case of the Series B Preferred Stock and $25.00 per share in the case of the Series C-1 Preferred Stock (with each of the foregoing prices being subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting the applicable shares), and which shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 (each such date, a "Cumulative Dividend Payment Date"). Any calculation of the amount of such Cumulative Dividends accrued pursuant to the provisions of this Section 2A shall be made based on a 365-day year and on the number of days actually elapsed during the applicable calendar quarter, compounded annually. All Cumulative Dividends shall be payable either in (i) cash, out of funds legally available therefor, or (ii) shares of Series A Preferred Stock with respect to the Series A Preferred Stock, shares of Series B Preferred Stock with respect to the Series B Preferred Stock or shares of Series C-1 Preferred Stock with respect to the Series C-1 Preferred Stock (in each event, a "PIK Dividend"), or
(iii) a combination of cash and PIK Dividends. The form of payment of the Cumulative Dividends shall be determined by the Corporation; provided, however, that the holder or holders of a majority of the then outstanding shares of Series C-1 Preferred Stock may elect, by written notice to the Corporation, the form of payment of all Cumulative Dividends payable with respect to the Series C-1 Preferred Stock after June 30, 2004; provided, however, that if such holders of the Series C-1 Preferred Stock fail to notify the Corporation in writing at least twenty (20) days prior to the applicable Cumulative Dividend Payment Date, the Corporation may determine the form of payment. If the Corporation elects to pay any portion of a Cumulative Dividend in cash (or the Series C-1 Holders elect pursuant to the foregoing proviso to receive payment in cash), but the Corporation is unable to do so for any reason, then such portion of the Cumulative Dividend otherwise due and payable in cash shall be paid in the form of a PIK Dividend. If necessary, fractional shares of Preferred Stock may be issued in connection with any PIK Dividend so that exact payment can be made to each holder of shares of Preferred Stock of all accrued and unpaid dividends that are payable on any Cumulative Dividend Payment Date in respect of such holder's shares of Preferred Stock, provided that any such fractional shares shall be rounded to the nearest one-hundredth of a share. All shares (including any fractional shares) of Preferred Stock issued pursuant to a PIK Dividend will thereupon be duly authorized, validly issued, fully paid and non-assessable. Cumulative Dividends with respect to such additional shares of Preferred Stock issued as a PIK Dividend shall accrue at the rates and be due and payable on the Cumulative Dividend Payment Dates and on the other terms set forth in this Section 2A, commencing on the first day of the calendar quarter immediately following the quarter in which such PIK Dividend was payable, regardless of whether the shares constituting the PIK Dividend were actually issued during the preceding calendar quarter.

                  2B. No dividends or other distributions will be paid, declared or set apart with respect to the Series A Preferred Stock, Series B Preferred Stock, Common Stock or any other class or series of capital stock if, and for so long as, the Corporation fails to make payment of any dividend, including Cumulative Dividends, due and payable in respect of the Series C-1 Preferred Stock.

         3.       Liquidation, Dissolution and Winding-up.
                  ----------------------------------------

                  3A.   Upon any liquidation, dissolution or winding up of the
Corporation (a "Liquidation Event"), whether voluntary or involuntary, the holders of the outstanding shares of Series C-1 Preferred Stock shall be paid, in preference and prior to any payment made to the holders of the Series A Preferred Stock, Series B Preferred Stock, Common Stock and any other stock ranking on liquidation junior to the Series C-1 Preferred Stock, an amount per share equal to $25.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus, with respect to each share, an amount equal to all accrued and unpaid dividends (whether or not declared) thereon, computed to the date that payment thereof is made available. If upon any Liquidation Event, the assets to be distributed to the Series C-1 Holders are insufficient to permit payment in full to such Series C-1 Holders of the full preferential amounts set forth in this paragraph 3A, then all of the assets of the Corporation available for distribution to the stockholders shall be distributed to the Series C-1 Holders pro rata, so that each Series C-1 Holder receives that portion of the assets available for distribution as the amount of the full preference payment to which such holder would otherwise be entitled bears to the aggregate preference payments to which all Series C-1 Holders would otherwise be entitled pursuant to this paragraph 3A.

                  3B. Upon any Liquidation Event, immediately after the holders of Series C-1 Preferred Stock have been paid in full pursuant to subsection 3A above and in preference and prior to any payment made to the holders of the Common Stock or any stock ranking on liquidation junior to the Series A Preferred Stock and Series B Preferred Stock, which rank pari passu on liquidation, the Series A Holders shall be paid an amount per share equal to $240.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and the Series B Holders shall be paid an amount per share equal to $45.90 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), plus, in each case and with respect to each share, an amount equal to all accrued and unpaid dividends (whether or not declared) thereon, computed to the date that payment thereof is made available. If upon any Liquidation Event, the assets to be distributed to the Series A Holders and Series B Holders are insufficient to permit payment in full to the Series A Holders and Series B Holders of the full preferential amounts set forth in this paragraph 3B, then all of the assets of the Corporation then available for distribution to the stockholders shall be distributed to the Series A Holders and Series B Holders pro rata, so that each Series A Holder and Series B Holder receives that portion of the assets available for distribution as the amount of the full preference payment to which such holder would otherwise be entitled pursuant to this paragraph 3B bears to the aggregate preference payments to which the Series A Holders and Series B Holders would otherwise be entitled pursuant to this paragraph 3B.

                  3C. Upon any Liquidation Event, immediately after the Series C-1 Holders have been paid in full pursuant to paragraph 3A above and the Series A Holders and Series B Holders have been paid in full pursuant to paragraph 3B above, the remaining net assets of the Corporation available for distribution shall be distributed pro rata among the holders of the Common Stock and the Series C-1 Holders based on the relative number of shares of Common Stock held by each such holder, with each share of Series C-1 Preferred Stock being deemed for such purposes to be equal to the number of shares of Common Stock (including fractions of a share) into which such share of Series C-1 Preferred Stock was convertible immediately prior to such Liquidation Event.

                  3D. Notwithstanding anything herein to the contrary and unless otherwise waived in writing by the holder or holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, if the amount per share that the holders of the Series C-1 Preferred Stock would be entitled to receive pursuant to the preceding paragraphs 3A through 3C is less than an amount per share equal to $50.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus, with respect to each share, an amount equal to all accrued and unpaid dividends (whether or not declared) thereon, computed to the date that payment thereof is made available (the amount equal to such product, the "Series C-1 Minimum Payment Amount"), then amounts otherwise distributable to the holders of Common Stock shall be distributed instead to the Series C-1 Holders (pro rata based on their respective Series C-1 Minimum Payment Amounts) until each Series C-1 Holder has received its Series C-1 Minimum Payment Amount or all such amounts otherwise distributable to the holders of the Common Stock have been distributed to the Series C-1 Holders. In the event that the Series C-1 Holders do not receive their respective Series C-1 Minimum Payment Amounts as a result of the distribution to them of all amounts that otherwise would have been distributable to the holders of the Common Stock, then amounts otherwise distributable to the holders of Series A Preferred Stock and Series B Preferred Stock shall be distributed instead to the Series C-1 Holders (pro rata based on their respective Series C-1 Minimum Payment Amounts) until each Series C-1 Holder has received its Series C-1 Minimum Payment Amount or all such amounts otherwise distributable to the Series A Holders and Series B Holders have been distributed to the Series C-1 Holders.

                  3E. The (x) consolidation or merger of the Corporation into or with any other entity or entities (except a consolidation or merger into a subsidiary or merger in which the Corporation is the surviving corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute the holders of a majority of the voting stock outstanding immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale, exchange or transfer to any person or persons (other than Laurel Holdings and its affiliates or transferees) by the Corporation's stockholders, in a single transaction or series of related transactions, of capital stock representing a majority of the voting power at elections of directors of the Corporation shall be deemed to be a Liquidation Event within the meaning of the provisions of this paragraph 3 (subject to the provisions of this paragraph 3 and not the provisions of paragraph 5G hereof, unless subparagraph 5G is elected in the following proviso), provided, however, that the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, voting separately as one class, shall have the right to elect the benefits of the provisions of paragraph 5G in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this paragraph 3.

                  3F. Written notice of any Liquidation Event (including any deemed Liquidation Event), stating a payment date and the place where said payments shall be made, shall be given by overnight delivery, by an internationally-recognized overnight courier service, not less than 20 days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

                  3G. Whenever the distribution provided for in this paragraph 3 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

         4.       Restrictions.
                  ------------

                  4A. At any time when shares of Series A Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, without the written consent of the holders of a majority of the then outstanding shares of Series A Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not amend, alter or repeal any of the terms of the Series A Preferred Stock in a manner adverse to the Series A Preferred Stock.

                  4B. At any time when shares of Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, without the written consent of the holders of a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not amend, alter or repeal any of the terms of the Series B Preferred Stock in a manner adverse to the Series B Convertible Preferred Stock.

                  4C. At any time when shares of Series C-1 Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, without the written consent of the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not:

                       (1) amend, alter or repeal any of the terms of the Series C-1 Preferred Stock in a manner adverse to the Series C-1 Convertible Preferred Stock;

                       (2) create or authorize the creation of any additional class or series of Preferred Stock, or otherwise create or authorize the creation of any additional class or series of stock unless the same ranks junior to the Series C-1 Preferred Stock, as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation or with respect to the payment of dividends or redemption rights, or increase the authorized amount of such series of Series C-1 Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to such series of Series C-1 Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation or with respect to the payment of dividends or redemption rights, or create or authorize any obligation or security convertible into shares of any series of Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to such series of Series C-1 Preferred Stock as to dividends and the distribution of assets on the liquidation, dissolution or winding up of the Corporation or with respect to the payment of dividends or redemption rights, whether any such creation, authorization or increase shall be by means of amendment to the Certificate of Incorporation or by merger, consolidation or otherwise;

                       (3) create, or authorize the creation of, or issue, or authorize the issuance of, any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or any security of the Corporation which is a combination of debt and equity, unless in either case, such equity feature would be permitted by
Section 4C(2) hereof if such security were solely an equity security; or

                       (4) purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock other than the Series C-1 Preferred Stock, except for (i) Cumulative Dividends payable on the Series A Preferred Stock and Series B Preferred Stock pursuant to Section 2A above, (ii) shares of Series A Preferred Stock redeemed from DVI Financial Services Inc. in accordance with the terms of the Restructuring Agreement and (iii) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock and other than shares of Common Stock repurchased with the approval of the Board of Directors (or any compensation committee thereof) from employees, directors or consultants at the original purchase price thereof.

                  4D. At any time when at least 25% of the aggregate number of shares of Series C-1 Preferred Stock issued by the Corporation from time to time (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by the Certificate of Incorporation of the Corporation, and in addition to any other vote required by law or the Certificate of Incorporation of the Corporation, without the written consent of the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, given in writing or by a vote at a meeting, consenting or voting (as the case may be) separately as one class, the Corporation will not:

                       (1) consent to any liquidation, dissolution or winding up of the Corporation or merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation, corporations, entity or entities (except a consolidation or merger into a subsidiary or merger in which the Corporation is the surviving Corporation and the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute a majority of the holders of voting stock outstanding immediately following the transaction);

                       (2) sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets; or sell, abandon, transfer, lease or otherwise dispose of any material amount of its properties or assets in any transaction or series of related transactions, other than in the ordinary course of business;

                       (3) amend, alter or repeal any provision of its Certificate of Incorporation or By-laws, whether pursuant to Section 241 of the Delaware General Corporation Law or by merger, consolidation or otherwise;

                       (4) incur at any time an aggregate of $100,000 of consolidated indebtedness in excess of the consolidated indebtedness set forth in the then applicable budget approved by the Board of Directors of the Corporation; or

                       (5) amend the terms of any convertible note, stock option, warrant or other equity security or instrument (including any security or instrument convertible into or exchangeable for any class or series of stock or other equity securities) that was in existence or outstanding on the date that shares of Series C-1 Preferred Stock were first issued by the Corporation.

         5. Conversion of the Preferred Stock. The holders of shares of Preferred Stock shall have the following conversion rights:

              5A.   Right to Convert. Subject to the terms and conditions of
this paragraph 5, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amounts distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock determined as follows:

                    (a) in the case of the Series A Preferred Stock, by (i) multiplying the number of shares of Series A Preferred Stock so to be converted by $240.00 and (ii) dividing the result by the conversion price of $1.20 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series A Conversion Price");

                    (b) in the case of the Series B Preferred Stock, by (i) multiplying the number of shares of Series B Preferred Stock so to be converted by $45.90 and (ii) dividing the result by the conversion price of $0.2295 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series B Conversion Price"); and

                    (c) in the case of the Series C-1 Preferred Stock, by (i) multiplying the number of shares of Series C-1 Preferred Stock so to be converted by $25.00 and (ii) dividing the result by the conversion price of $0.125 per share or in case an adjustment of such price has taken place pursuant to the further provisions of this paragraph 5, then by the conversion price as last adjusted and in effect at the date any share or shares of Series C-1 Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Series C-1 Conversion Price").

                    As used in this paragraph 5, the term "Conversion Price" refers to the Series A Conversion Price as applicable to the Series A Preferred Stock, the Series B Conversion Price as applicable to the Series B Preferred Stock and the Series C-1 Conversion Price as applicable to the Series C-1 Preferred Stock.

                    Such right of conversion pursuant to this paragraph 5A shall be exercised by any holder of Preferred Stock by giving written notice that such holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued. Notwithstanding any other provisions hereof, if a conversion of Preferred Stock is to be made in connection with any transaction affecting the Corporation, the conversion of any shares of Preferred Stock, may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall not be deemed to be effective until such transaction has been consummated, subject in all events to the terms hereof applicable to such transaction.

                    5B. Issuance of Certificates; Time Conversion Effected. Promptly after the receipt of the written notice referred to in paragraph 5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                    5C. Fractional Shares; Partial Conversion. No fractional shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any such conversion with respect to any cash dividends previously payable on the Common Stock issued upon such conversion. In case the number of shares Preferred Stock represented by the certificate or certificates surrendered pursuant to paragraph 5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this paragraph 5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation, and based upon the aggregate number of shares of Preferred Stock surrendered by any one holder.

                    5D. Adjustment of Conversion Price Upon Issuance of Common Stock. Except as provided in paragraphs 5E and 5F, if and whenever the Corporation shall issue or sell, or is, in accordance with paragraphs 5D(1) through 5D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price (the "Applicable Conversion Price") in effect immediately prior to the time of such issue or sale, (such number being appropriately adjusted to reflect the occurrence of any event described in paragraph 5F), then, forthwith upon such issue or sale, the Applicable Conversion Price shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Preferred Stock, shares of Common Stock issuable upon exercise of any outstanding warrant exercisable for Common Stock and shares of Common Stock issuable upon conversion of any Preferred Stock issuable upon exercise of any outstanding warrant exercisable for Preferred Stock) multiplied by the then existing Applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) an amount equal to the sum of (a) the total number of shares of Common Stock outstanding immediately prior to such issue or sale (including, for this purpose, shares of Common Stock issuable upon conversion of the Preferred Stock, shares of Common Stock issuable upon exercise of any outstanding warrant exercisable for Common Stock and shares of Common Stock issuable upon conversion of any Preferred Stock issuable upon exercise of any outstanding warrant exercisable for Preferred Stock) and (b) the total number of shares of Common Stock issuable in such issue or sale.

                    For purposes of this paragraph 5D, the following paragraphs 5D(1) to 5D(7) shall also be applicable:

                    5D(1) Issuance of Rights or Options. In case at any time the Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in paragraph 5D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

                    5D(2) Issuance of Convertible Securities. In case the Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in paragraph 5D(3), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this paragraph 5D, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

                    5D(3) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in paragraph 5D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in paragraph 5D(1) or 5D(2), or the rate at which Convertible Securities referred to in paragraph 5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold; and on the expiration of any such Option or the termination of any such right to convert or exchange such Convertible Securities, the Conversion Price then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

                    5D(4) Stock Dividends. In case the Corporation shall declare a dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for the issue of stock dividends or distributions upon the outstanding Common Stock for which adjustment is made pursuant to paragraph 5F), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

                    5D(5) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

                    5D(6) Record Date. In case the Corporation shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                    5D(7) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this paragraph 5D.

                    5E.   Certain Issues of Common Stock Excepted. Anything
herein to the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price in the case of the issuance of: (i) shares of Common Stock issuable upon conversion of Preferred Stock; (ii) shares of Common Stock, Options or Convertible Securities in a merger or acquisition transaction, provided that such transaction (including the issuance of such securities) was approved by the Board of Directors; (iii) Common Stock or Convertible Securities issued upon conversion or exercise of any Convertible Securities or Options outstanding on the date of the closing under or otherwise issued pursuant to the Securities Purchase Agreement; (iv) shares of Preferred Stock issued in accordance with the terms of Section 2A above; and (v) Reserved Employee Shares (as defined below). The term "Reserved Employee Shares" shall mean shares of Common Stock, not to exceed in the aggregate 13,650,000 shares (appropriately adjusted to reflect an event described in paragraph 5F hereof), issued or to be issued to employees, directors and consultants of the Corporation pursuant to a stock purchase, stock grant or stock option plan or arrangement or other stock incentive program, which plan, arrangement or program shall have been approved by the Board of Directors. Subject to any contractual agreement of the Corporation to the contrary, the foregoing number of Reserved Employee Shares may be increased by vote or written consent of at least a majority of the members of the Board of Directors, which majority shall include the vote or written consent of the directors elected by the holders of the Series C-1 Preferred Stock, voting separately as one class.

                    5F.   Subdivision or Combination of Common Stock. In case
the Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

                    5G.   Reorganization or Reclassification. If any capital
reorganization, reclassification, recapitalization, consolidation, merger, sale of all or substantially all of the Corporation's assets or other similar transaction (any such transaction being referred to herein as an "Organic Change") shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such Organic Change, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares Preferred Stock such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such Organic Change not taken place, and in any case of a reorganization or reclassification only appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

                    5H.   Notice of Adjustment. Upon any adjustment of the
Conversion Price, then and in each such case the Corporation shall give written notice thereof, by overnight delivery, by an internationally-recognized overnight courier service, addressed to each holder of shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Price, as applicable, resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

                    5I.   Other Notices.  In case at any time:

                    (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

                    (2) the Corporation shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

                    (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into, or a sale of all or substantially all its assets to, another entity or entities; or

                    (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by overnight delivery, by an internationally-recognized overnight courier service, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be.

                    5J.   Stock to be Reserved. Subject to the completion of the
action to be taken pursuant to Section 7 of the Stockholders Agreement dated as of June 30, 2003 among the Corporation and certain of its stockholders, (a) the Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock, and (b) the Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed.

                    5K.   No Reissuance of Preferred Stock.  Shares of Preferred
Stock that are converted into shares of Common Stock as provided herein shall not be reissued.

                    5L.   Issue Tax. The issuance of certificates for shares of
Common Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock being converted.

                    5M.   Closing of Books. The Corporation will at no time
close its transfer books against the transfer of any shares of Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock, in any manner which interferes with the timely conversion of such Preferred Stock except as may otherwise be required to comply with applicable securities laws.

                    5N.   Definition of Common Stock. As used in this
paragraph 5, the term "Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall neither be limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends nor entitled to a preference in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in paragraph 5G.

                    5O.   Recapitalization upon Qualified Offering. If at any
time the Corporation effects a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate net proceeds from such offering to the Corporation are at least $60,000,000 and (ii) the price paid by the public for such shares is at least $0.50 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) (a "Qualified Offering"), the Corporation may, upon prior written notice to the holders of the Series C-1 Preferred Stock and effective upon the closing of the Qualified Offering, cause a recapitalization of the Series C-1 Preferred Stock so that each Series C-1 Holder shall receive, for each share of Series C-1 Preferred Stock then held by such Series C-1 Holder, (a) that number of shares of Common Stock into which each such share of Series C-1 Preferred is then convertible pursuant to the provisions of this paragraph 5, plus (b) an additional cash payment, payable upon the closing of the Qualified Offering, equal to $25.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share of Series C-1 Preferred Stock so converted, plus, in the case of each share, an amount equal to all accrued and unpaid dividends (whether or not declared) thereon, computed to the date that payment thereof is made available. In the event that the Corporation elects to cause a recapitalization of the Series C-1 Preferred Stock pursuant to this paragraph 5O, all outstanding shares of Series A Preferred Stock and Series B Preferred Stock shall automatically convert into shares of Common Stock at the

Series A Conversion Price and Series B Conversion Price, respectively, upon the effectiveness of conversion of the Series C-1 Preferred Stock.

                    5P.   Mandatory Conversion by Corporation. If at any time
the Corporation effects a Qualified Offering, the Corporation may, upon prior written notice to the Series A Holder and Series B Holders and effective upon the closing of the Qualified Offering, cause the conversion of all outstanding shares of Series A Preferred Stock and Series B Preferred Stock into shares of Common Stock.

                    5Q.   Mandatory Conversion by Election. In addition to the
provisions of paragraphs 5O and 5P: (a) all outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock at the Series A Conversion Price upon the written election of the holder or holders of a majority of the then outstanding shares of Series A Preferred Stock, voting separately as one class; (b) all outstanding shares of Series B Preferred Stock shall automatically convert into shares of Common Stock at the Series B Conversion Price upon the written election of the holder or holders of a majority of the then outstanding shares of Series B Preferred Stock, voting separately as one class; and (c) all outstanding shares of Series A Preferred Stock, Series B Preferred Stock and Series C-1 Preferred Stock shall automatically convert into shares of Common Stock at the Series A Conversion Price, Series B Conversion Price and Series C Conversion Price, respectively, upon the written election of the holder or holders of a majority of the then outstanding shares of Series C-1 Preferred Stock, voting separately as one class.

              6. Redemption. The Corporation shall not have the right to call or redeem at any time all or any shares of Preferred Stock, except that the Corporation may redeem shares of Series A Preferred Stock from DVI Financial Services Inc. in accordance with the terms of the Restructuring Agreement. The shares of Preferred Stock may be redeemed by the holders thereof on terms set forth in this paragraph 6 below.

                    6A.   Redemption of Series C-1 Preferred Stock.
                          ----------------------------------------

                          (a)   Redemption Right. At any time on or after
June 30, 2008, the holder or holders of a majority of the then outstanding shares of Series C-1 Preferred Stock may elect to require the Corporation to redeem all of the outstanding shares of Series C-1 Preferred Stock in accordance with the terms of this paragraph 6 by giving written notice to the Corporation of such election (the "Series C-1 Election Notice"). Upon receipt of the Series C-1 Election Notice, the Corporation promptly shall fix the date for redemption, which shall be a date not more than ninety (90) days after receipt of the Series C-1 Election Notice (such date, the "Series C-1 Redemption Date"), and promptly thereafter shall give written notice by overnight delivery, by an internationally-recognized overnight courier service, to each Series C-1 Holder (as of the close of business on the business day next preceding the day on which such notice is given) notifying such holder of (i) the Corporation's receipt of the Series C-1 Election Notice and (ii) the fixing of the Series C-1 Redemption Date.

                          (b)   Redemption Payment Amount. On the Series C-1
Redemption Date, the Corporation shall pay to each Series C-1 Holder an amount per share of Series C-1

Preferred Stock equal to $50.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) plus, with respect to each share, an amount equal to all accrued and unpaid dividends (whether or not declared) thereon, computed to the date that payment thereof is made available (the amount equal to such product, the "Series C-1 Redemption Payment").

                          (c)   Certain Redemption Mechanics. All Series C-1
Holders shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series C-1 Preferred Stock or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series C-1 Preferred Stock duly endorsed for transfer to the Corporation (if required by it) on or before the Series C-1 Redemption Date. From and after the close of business on the Series C-1 Redemption Date, unless there shall have been a default in the payment of the Series C-1 Redemption Payments, all rights of holders of shares of Series C-1 Preferred Stock (except the right to have received the Series C-1 Redemption Payments) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series C-1 Preferred Stock on the Series C-1 Redemption Date are insufficient to redeem the total number of shares of Series C-1 Preferred Stock to be redeemed on such Series C-1 Redemption Date, the Series C-1 Holders shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series C-1 Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the applicable Series C-1 Redemption Payment amount at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series C-1 Preferred Stock, such funds shall be used, no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                    6B. Redemption of Series A Preferred Stock and Series B Preferred Stock.
                          ----------------

                          (a)   Redemption Right. Subject to paragraph 6B(d)
below, at any time on or after June 30, 2008, the holder or holders of a majority of the voting power of the then outstanding shares of Series A Preferred Stock and Series B Preferred Stock (voting or consenting, as the case may be, as one class) may elect to require the Corporation to redeem all of the outstanding shares of Series A Preferred Stock and Series B Preferred Stock in accordance with the terms of this paragraph 6 by giving written notice to the Corporation of such election (the "Series A and B Election Notice"). Upon receipt of the Series A and B Election Notice, the Corporation promptly shall fix the date for redemption, which shall be a date not more than ninety (90) days after receipt of the Series A and B Election Notice (such date, the "Series A and B Redemption Date"), and promptly thereafter shall give written notice by overnight delivery, by an internationally-recognized overnight courier service, to each Series A Holder and Series B Holder (in each case as of the close of business on the business day next preceding the day on which such notice is given) notifying such holder of (i) the Corporation's receipt of the Series A and B Election Notice and (ii) the fixing of the Series A and B Redemption Date. At the same time, the Corporation shall give notice in similar fashion of the fixing of the Series A and B Redemption Date to the holders of any shares of Series C-1 Preferred Stock then outstanding.

                          (b)   Redemption Payment Amount. On the Series A and B
Redemption Date, the Corporation shall pay to each Series A Holder an amount per share equal to $240.00 (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) and shall pay to each Series B Holder an amount per share equal to $45.90, plus, in each case and with respect to each share, an amount equal to all accrued and unpaid dividends (whether or not declared) thereon, computed to the date that payment thereof is made available (the amount payable to each Series A Holder, so calculated, being the "Series A Redemption Payment" and the amount payable to each Series B Holder, so calculated, being the "Series B Redemption Payment").

                          (c)   Certain Redemption Mechanics. All Series A
Holders and Series B Holders shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the Series A Preferred Stock and Series B Preferred Stock, respectively, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the Series A Preferred Stock and Series B Preferred Stock, as applicable, duly endorsed for transfer to the Corporation (if required by it) on or before the Series A and B Redemption Date. From and after the close of business on the Series A and B Redemption Date, unless there shall have been a default in the payment of the Series A Redemption Payments or Series B Redemption Payments, all rights of holders of shares of Series A Preferred Stock and Series B Preferred Stock (except the right to have received the Series A Redemption Payments and Series B Redemption Payments) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series A Preferred Stock and Series B Preferred Stock on the Series A and B Redemption Date are insufficient to redeem the total number of shares of Series A Preferred Stock and Series B Preferred Stock to be redeemed on such Series A and B Redemption Date, the Series A Holders and Series B Holders shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable with respect to the full number of shares owned by them if all such outstanding shares were redeemed in full. The shares of Series A Preferred Stock and Series B Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be entitled to receive interest accruing daily with respect to the applicable Series A Redemption Payment amount or Series B Redemption Payment Amount, as the case may be, at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series A Preferred Stock and Series B Preferred Stock, such funds shall be used, no later than the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

                          (d)   Limitation on Redemption Right. Notwithstanding
anything in this paragraph 6 to the contrary but without limitation to the rights of DVI Financial Services Inc. under the Restructuring Agreement, the Series A Preferred Stock and Series B Preferred Stock



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



shall have no redemption right, under this paragraph 6 or any other provision of this certificate of incorporation, if any shares of Series C-1 Preferred Stock remain outstanding.

              6D.   Redeemed or Otherwise Acquired Shares to be Retired. Any
shares of Preferred Stock redeemed pursuant to this paragraph 6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of any one or more series of Preferred Stock.



         IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its authorized officer, this 27th day of June, 2003.



                                  By: /s/ Jeffrey A. Goffman
                                      ----------------------
                                          Jeffrey A. Goffman
                                          President and Chief Executive Officer





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